                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   January 1, 1999 to January 31, 1999
Distribution Date:   February  16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                               Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                             or Certificate Amount
                                                                                                         --------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                      (0.00)            0.0000000
          Class A-2 Note  Amount                                                                       0.00             0.0000000
          Class A-3 Note  Amount                                                              20,149,873.95           134.3324930
          Class A-4 Note  Amount                                                                       0.00             0.0000000
          Class A-5 Note  Amount                                                                       0.00             0.0000000
          Class A-P Note  Amount                                                               4,329,209.77            34.6336782
          Class B  Note  Amount                                                                2,250,586.11            35.3754497
          Class C  Note  Amount                                                                  859,623.43            35.3754497
          Certificates  Amount                                                                   448,606.39            25.9610182


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                       0.00             0.0000000
          Class A-2 Note  Amount                                                                       0.00             0.0000000
          Class A-3 Note  Amount                                                                 647,717.21             4.3181147
          Class A-4 Note  Amount                                                                 758,500.00             5.1250000
          Class A-5 Note  Amount                                                                 790,625.00             5.2083333
          Class A-P Note  Amount                                                                 470,415.39             3.7633231
          Class B  Note  Amount                                                                  250,515.13             3.9376788
          Class C  Note  Amount                                                                  101,001.46             4.1564388
          Certificates  Amount                                                                    94,476.82             5.4674083


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)             570,996,742.56


(iv)    Class A-1 Notes Balance (end of Collection Period)                                             0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                             0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                   107,269,905.17
        Class A-3 Pool Factor (end of Collection Period)                                                                0.7151327
        Class A-4 Notes Balance (end of Collection Period)                                   148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                1.0000000

        Class A-5 Notes Balance (end of Collection Period)                                   151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-P Notes Balance (end of Collection Period)                                    87,459,158.04
        Class A-P Pool Factor (end of Collection Period)                                                                0.6996733
        Class B Notes Balance (end of Collection Period)                                      45,466,580.96
        Class B Pool Factor (end of Collection Period)                                                                  0.7146586
        Class C Notes Balance (end of Collection Period)                                      17,366,204.29
        Class C Pool Factor (end of Collection Period)                                                                  0.7146586
        Certificates Balance (end of Collection Period)                                       13,634,894.11

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   January 1, 1999 to January 31, 1999
Distribution Date:   February  16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                               Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                             or Certificate Amount
                                                                                                         --------------------------
        Certificates Pool Factor (end of Collection Period)                                                             0.7890564


(v)  Basic Servicing Fee                                                                         499,195.54             0.4772583


(vi)   Aggregate Realized Losses                                                               3,206,015.77
        Aggregate Net Losses                                                                   2,274,127.37


(vii)   Reserve Account Balance after Giving Effect to Payments                               22,839,869.70
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                     22,839,869.70
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                                    0.00
        Draws on Reserve Account                                                                 137,406.39
        Deposits to Reserve Account                                                                    0.00
        Class C Reserve Account Balance after Giving Effect to Payments                        4,282,475.57
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                       4,282,475.57
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                      210,284.25
        Draws on Class C Reserve Account                                                               0.00
        Deposits to Class C Reserve Account                                                            0.00


(viii)   Class A-1 Notes Interest Carryover Shortfall                                                  0.00             0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                                  0.00             0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                                  0.00             0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                                  0.00             0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                                  0.00             0.0000000
         Class A-P Notes Interest Carryover Shortfall                                                  0.00             0.0000000
         Class B Notes Interest Carryover Shortfall                                                    0.00             0.0000000
         Class C Notes Interest Carryover Shortfall                                                    0.00             0.0000000
         Certificates Interest Carryover Shortfall                                                     0.00             0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                                 0.00             0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                                 0.00             0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                                 0.00             0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                                 0.00             0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                                 0.00             0.0000000
         Class A-P Notes Principal Carryover Shortfall                                                 0.00             0.0000000
         Class B Notes Principal Carryover Shortfall                                                   0.00             0.0000000
         Class C Notes Principal Carryover Shortfall                                                   0.00             0.0000000
         Certificates Principal Carryover Shortfall                                                    0.00             0.0000000

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   January 1, 1999 to January 31, 1999
Distribution Date:   February  16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                               Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                             or Certificate Amount
                                                                                                         --------------------------


(ix)  Additional Principal Distributable Amount                                                            (0.00)


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                                     12,444.16
       Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                   Number                       Balance
                                                                                 ---------------------------------------------------
           30-59 Days                                                               2208                            19,345,836.81
           60-89 Days                                                                571                             4,975,319.94
           90 Days or More                                                           532                             4,867,472.99


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                                   0.1149585
Weighted Average Remaining Term of Remaining Portfolio                                                36.2808870

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                          0.0063117
     (ii)   Preceding Collection Period                                                                0.0062176
     (iii)  Current Collection Period                                                                  0.0116619
     (vi) Three Month Average                                                                          0.0080637

Ending Portfolio Balance                                                                          570,996,742.56